UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 29, 2009
Emisphere Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-17758	13-3306985

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

240 Cedar Knolls Road, Suite 200,
Cedar Knolls, New Jersey		07927

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 973-532-8000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On April 29, 2009, Emisphere Technologies, Inc. (the “Company”) entered into a Lease Termination Agreement (the “Agreement”) with BMR-Landmark at Eastview, LLC, a Delaware limited liability company (“BMR”) pursuant to which the Company and BMR terminated the lease (“Lease”) of space at 765 and 777 Old Saw Mill River Road in Tarrytown, New York (the “Lease Premises”). The Company had previously announced its decision to close its research and development facility located on the Lease Premises in an effort to improve operational efficiency and to strengthen its financial foundation.
Pursuant to the Agreement, the Lease was terminated effective as of April 1, 2009. The Company was allowed to enter and access the Lease Premises from April 1, 2009 until April 30, 2009, for the sole purpose of winding down the Company’s operations in the Lease Premises, removing its property and decommissioning the Lease Premises.
The Agreement provides that Company shall make the following payments to BMR: (a) One Million Dollars, payable upon execution of the Agreement, (b) Five Hundred Thousand Dollars, payable six months after the execution date of the Agreement, and (c) Seven Hundred Fifty Thousand Dollars, payable twelve months after the execution date of the Agreement.
By terminating the Lease, the Company’s monthly cash burn rate is reduced by approximately $0.3 million immediately. In addition, a total of approximately $14 million in future lease payments were eliminated. Through this Agreement, the Company realized a critical milestone in its cost control plan, which will help meet its cash burn target of between $7 and $8 million per year.
In connection with the early termination of the Lease, the Company entered into certain letter agreements with each of PsychoGenics Inc. and Regeneron Pharmaceuticals, Inc. to terminate the respective sublease agreements that the Company had with those subtenants.
The description of the Agreement set forth under this “Item 1.02. Termination of a Material Definitive Agreement” is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Safe Harbor Statement Regarding Forward-Looking Statements
The statements in this Current Report on Form 8-K and oral statements made by representatives of Emisphere relating to matters that are not historical facts (including without limitation those regarding the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Emisphere’s product candidates and the sufficiency of Emisphere’s cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, the ability of Emisphere and/or its partners to develop, manufacture and commercialize products using Emisphere’s drug delivery technology, Emisphere’s ability to fund such efforts with or without partners, and other risks and uncertainties detailed in Emisphere’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in Emisphere’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 16, 2009.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Lease Termination Agreement, dated April 29, 2009, by and between BMR-Landmark at Eastview LLC and Emisphere Technologies, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

May 5, 2009	By:	/s/ Michael R. Garone
Name: Michael R. Garone
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Lease Termination Agreement, dated April 29, 2009, by and between BMR-Landmark at Eastview LLC and Emisphere Technologies, Inc.